UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 25, 2006

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts  01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code  (413) 243-1600

Item 8.01.      Other Events.

On July 25, 2006 Wave Systems Corp. (“Wave”) announced that, following shareholder approval at a special meeting held on July 24, 2006, Wave’s Board of directors has approved a 1 for 3 reverse split of Wave’s common stock.  The announcement was made by means of a press release entitled “Following Shareholder Approval of Reverse Split Proposal, Wave’s Board Approves 1-for-3 Reverse Split.” A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

               (c)         Exhibits.

Exhibit 99.1	Press Release, dated July 25, 2006, announcing the reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated:  July 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated July 25, 2006, announcing the reverse stock split.